
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC form
10-Q and is qualified in its entirety by reference to such financial statements.
The financial statements are unaudited but, in the opinion of PSE&G's management, reflect all adjustments, consisting only of normal recurring accruals.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               MAR-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   11,080,156
<OTHER-PROPERTY-AND-INVEST>                    352,028
<TOTAL-CURRENT-ASSETS>                       1,159,487
<TOTAL-DEFERRED-CHARGES>                     1,661,688
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                              14,253,359
<COMMON>                                     2,563,003
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                          1,360,215
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,457,613
<PREFERRED-MANDATORY>                          300,000
<PREFERRED>                                    384,994
<LONG-TERM-DEBT-NET>                         4,587,740
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                  94,200
<LONG-TERM-DEBT-CURRENT-PORT>                  210,200
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                     53,612
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               4,165,000
<TOT-CAPITALIZATION-AND-LIAB>               14,253,359
<GROSS-OPERATING-REVENUE>                    1,577,053
<INCOME-TAX-EXPENSE>                           103,682<F1>
<OTHER-OPERATING-EXPENSES>                   1,175,533
<TOTAL-OPERATING-EXPENSES>                   1,278,621
<OPERATING-INCOME-LOSS>                        298,432
<OTHER-INCOME-NET>                               3,333<F1>
<INCOME-BEFORE-INTEREST-EXPEN>                 301,765
<TOTAL-INTEREST-EXPENSE>                        99,973
<NET-INCOME>                                   206,896
<PREFERRED-STOCK-DIVIDENDS>                      8,682
<EARNINGS-AVAILABLE-FOR-COMM>                  198,214
<COMMON-STOCK-DIVIDENDS>                       130,200
<TOTAL-INTEREST-ON-BONDS>                       91,492
<CASH-FLOW-OPERATIONS>                         684,096
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>State Income Taxes of $804 and Federal Income Taxes for Other Income  of
$594 were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and Federal Income Taxes for Other Income are included in Other Income - Miscellaneous.

